Exhibit 99.1

AMCON Distributing Company Reports Results for the Quarter Ended December 31, 2022

OMAHA, Neb.--(BUSINESS WIRE)--January 18, 2023--AMCON Distributing Company (“AMCON” or “Company”) (NYSE American: DIT), an Omaha, Nebraska based consumer products company, is pleased to announce fully diluted earnings per share of $4.46 on net income available to common shareholders of $2.6 million for its first fiscal quarter ended December 31, 2022.

“AMCON has a strategic focus on Customer Service and this long-held approach enables our leadership in the Convenience Distribution industry,” said Christopher H. Atayan, AMCON’s Chairman and Chief Executive Officer. Mr. Atayan further noted, “AMCON continues to seek out acquisition opportunities for convenience and foodservice distributors who want to align with the Company’s growing platform and customer centric management philosophy.”

The wholesale distribution segment reported revenues of $555.7 million and operating income of $8.2 million for the first quarter of fiscal 2023. The retail health food segment reported revenues of $10.3 million and an operating loss of $0.3 million for the first quarter of fiscal 2023.

“We are proud of the extra efforts our team made to ensure timely delivery to our customers during the severe weather we encountered during the quarter,” said Andrew C. Plummer, AMCON’s President and Chief Operating Officer. Mr. Plummer further noted, “We are investing heavily in our foodservice and technology platforms and associated staffing for these strategic focus areas. Our customer base is growing, and we continue to search for facilities in, and adjacent to, the geographic markets we serve.”

“We are actively managing our working capital position to take advantage of strategic opportunities in the marketplace,” said Charles J. Schmaderer, AMCON’s Chief Financial Officer. Mr. Schmaderer further noted, “As a core operating principle, we maintain high levels of liquidity and ended the quarter with $94.7 million of consolidated shareholders’ equity.”

AMCON is a leading convenience distributor of consumer products, including beverages, candy, tobacco, groceries, foodservice, frozen and refrigerated foods, automotive supplies and health and beauty care products servicing approximately 5,400 retail stores through distribution centers in Illinois, Missouri, Nebraska, North Dakota, South Dakota, Tennessee and West Virginia. AMCON, through its Healthy Edge Retail Group, also operates nineteen (19) health and natural product retail stores in the Midwest and Florida.

This news release contains forward-looking statements that are subject to risks and uncertainties and which reflect management's current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results. A number of factors could affect the future results of the Company and could cause those results to differ materially from those expressed in the Company's forward-looking statements including, without limitation, availability of sufficient cash resources to conduct its business and meet its capital expenditures needs and the other factors described under Item 1.A. of the Company’s Annual Report on Form 10-K. Moreover, past financial performance should not be considered a reliable indicator of future performance. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements.

Visit AMCON Distributing Company's web site at: www.amcon.com

AMCON Distributing Company and Subsidiaries Condensed Consolidated Balance Sheets December 31, 2022 and September 30, 2022

	December	September
	2022	2022
	(Unaudited)
ASSETS
Current assets:
Cash	$452,142	$431,576
Accounts receivable, less allowance for doubtful accounts of $2.0 million at December 2022 and $2.5 million September 2022	54,482,938	62,367,888
Inventories, net	185,213,063	134,654,637
Income taxes receivable	660,617	819,595
Prepaid expenses and other current assets	12,656,974	12,702,084
Total current assets	253,465,734	210,975,780

Property and equipment, net	48,449,099	48,085,520
Operating lease right-of-use assets, net	19,078,842	19,941,009
Goodwill	5,277,950	5,277,950
Other intangible assets, net	2,050,580	2,093,113
Other assets	2,551,744	2,751,155
Total assets	$330,873,949	$289,124,527

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$33,296,105	$39,962,363
Accrued expenses	14,658,185	14,446,210
Accrued wages, salaries and bonuses	3,794,970	7,811,207
Current operating lease liabilities	6,426,103	6,454,473
Current maturities of long-term debt	1,554,653	1,595,309
Current mandatorily redeemable non-controlling interest	1,755,611	1,712,095
Total current liabilities	61,485,627	71,981,657

Credit facilities	141,488,518	91,262,438
Deferred income tax liability, net	3,474,410	2,328,588
Long-term operating lease liabilities	12,989,955	13,787,721
Long-term debt, less current maturities	7,222,520	7,384,260
Mandatorily redeemable non-controlling interest, less current portion	9,348,028	9,446,460
Other long-term liabilities	152,889	103,968

Shareholders’ equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized	—	—
Common stock, $.01 par value, 3,000,000 shares authorized, 611,052 shares outstanding at December 2022 and 584,789 shares outstanding at September 2022	9,431	9,168
Additional paid-in capital	29,357,154	26,903,201
Retained earnings	96,212,704	96,784,353
Treasury stock at cost	(30,867,287)	(30,867,287)
Total shareholders’ equity	94,712,002	92,829,435
Total liabilities and shareholders’ equity	$330,873,949	$289,124,527

AMCON Distributing Company and Subsidiaries Condensed Consolidated Unaudited Statements of Operations for the three months ended December 31, 2022 and 2021

	For the three months ended December
	2022	2021
Sales (including excise taxes of $130.3 million and $97.1 million, respectively)	$565,989,507	$422,571,278
Cost of sales	531,019,924	395,638,615
Gross profit	34,969,583	26,932,663
Selling, general and administrative expenses	28,379,186	22,390,740
Depreciation and amortization	1,070,886	784,245
	29,450,072	23,174,985
Operating income	5,519,511	3,757,678

Other expense (income):
Interest expense	1,694,158	322,097
Change in fair value of mandatorily redeemable non-controlling interest	(54,916)	—
Other (income), net	(53,532)	(40,109)
	1,585,710	281,988
Income from operations before income taxes	3,933,801	3,475,690
Income tax expense	1,304,800	1,245,000
Equity method investment earnings, net of tax	—	770,365
Net income available to common shareholders	$2,629,001	$3,001,055

Basic earnings per share available to common shareholders	$4.52	$5.33
Diluted earnings per share available to common shareholders	$4.46	$5.18

Basic weighted average shares outstanding	581,612	563,546
Diluted weighted average shares outstanding	589,881	578,964

Dividends paid per common share	$0.18	$5.18

AMCON Distributing Company and Subsidiaries Condensed Consolidated Unaudited Statements of Shareholders’ Equity for the three months ended December 31, 2022 and 2021
					Additional
	Common Stock		Treasury Stock		Paid-in	Retained
	Shares	Amount	Shares	Amount	Capital	Earnings	Total
THREE MONTHS ENDED DECEMBER 2021
Balance, October 1, 2021	883,589	$8,834	(332,220)	$(30,867,287)	$24,918,781	$83,552,298	$77,612,626
Dividends on common stock, $5.18 per share	—	—	—	—	—	(3,114,775)	(3,114,775)
Compensation expense and settlement of equity-based awards	31,420	314	—	—	2,080,954	—	2,081,268
Net income available to common shareholders	—	—	—	—	—	3,001,055	3,001,055
Balance, December 31, 2021	915,009	$9,148	(332,220)	$(30,867,287)	$26,999,735	$83,438,578	$79,580,174

THREE MONTHS ENDED DECEMBER 2022
Balance, October 1, 2022	917,009	$9,168	(332,220)	$(30,867,287)	$26,903,201	$96,784,353	$92,829,435
Dividends on common stock, $5.18 per share	—	—	—	—	—	(3,200,650)	(3,200,650)
Compensation expense and settlement of equity-based awards	26,263	263	—	—	2,453,953	—	2,454,216
Net income available to common shareholders	—	—	—	—	—	2,629,001	2,629,001
Balance, December 31, 2022	943,272	$9,431	(332,220)	$(30,867,287)	$29,357,154	$96,212,704	$94,712,002

AMCON Distributing Company and Subsidiaries Condensed Consolidated Unaudited Statements of Cash Flows for the three months ended December 31, 2022 and 2021

	December	December
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income available to common shareholders	$2,629,001	$3,001,055
Adjustments to reconcile net income available to common shareholders to net cash flows from (used in) operating activities:
Depreciation	1,028,353	784,245
Amortization	42,533	—
Equity method investment earnings, net of tax	—	(770,365)
(Gain) loss on sales of property and equipment	(36,000)	(31,000)
Equity-based compensation	390,570	710,056
Deferred income taxes	1,145,822	1,173,648
Provision for losses on doubtful accounts	(496,332)	(102,000)
Inventory allowance	141,087	99,304
Change in fair value of mandatorily redeemable non-controlling interest	(54,916)	—
Changes in assets and liabilities:
Accounts receivable	8,381,282	5,084,916
Inventories	(50,699,513)	(2,629,537)
Prepaid and other current assets	45,110	(6,573)
Other assets	199,411	22,184
Accounts payable	(6,602,785)	(5,750,609)
Accrued expenses and accrued wages, salaries and bonuses	(4,794,015)	(1,519,848)
Other long-term liabilities	48,921	(743,776)
Income taxes payable and receivable	158,978	71,352
Net cash flows from (used in) operating activities	(48,472,493)	(606,948)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(1,455,405)	(333,084)
Proceeds from sales of property and equipment	36,000	31,000
Principal payment received on note receivable	—	175,000
Net cash flows from (used in) investing activities	(1,419,405)	(127,084)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under revolving credit facilities	639,488,133	439,039,482
Repayments under revolving credit facilities	(589,262,053)	(434,242,609)
Principal payments on long-term debt	(202,396)	(138,284)
Dividends on common stock	(111,220)	(3,114,775)
Settlement and withholdings of equity-based awards	—	(488,412)
Net cash flows from (used in) financing activities	49,912,464	1,055,402
Net change in cash	20,566	321,370
Cash, beginning of period	431,576	519,591
Cash, end of period	$452,142	$840,961

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$1,458,843	$333,941

Supplemental disclosure of non-cash information:
Equipment acquisitions classified in accounts payable	$28,183	$16,591
Dividends declared, not paid	3,089,430	—
Issuance of common stock in connection with the vesting and exercise of equity-based awards	2,044,805	2,280,783

Contacts

For Further Information Contact:
Christopher H. Atayan
AMCON Distributing Company
Ph 402-331-3727